EXHIBIT 99.1


The following table sets forth a reconciliation of forecasted net loss to Forecasted EBITDA (Modified) and Adjusted EBITDA for the year ended December 31, 2006 (in thousands):

                                                                               2006
                                                          ----------------------------------------------
                                                                  Range of Forecasted Outcomes
                                                          ----------------------------------------------
Net loss attributable to common
  stock (as reported)                                           $ (250,000)     TO           $ (245,000)
PIERS dividends                                                     22,000                       22,000
                                                          -----------------             ----------------
Net loss (as reported)                                          $ (228,000)     TO           $ (223,000)
Cumulative effect of a change in
  accounting principle                                               1,000                        1,000
Discontinued operations                                             31,000                       31,000
Income tax expense                                                   5,000                        5,000
Other expense                                                       12,000                       12,000
Early repurchase of debt                                                 -                            -
Equity in operations of partnerships                                 1,000                        1,000
Minority interest in earnings                                       39,000                       39,000
Interest expense (net)                                             199,000                      199,000
Loss on fixed assets                                                23,000                       23,000
Amortization                                                         1,000                        1,000
Depreciation                                                       148,000                      148,000
Stock-based compensation                                            17,000                       17,000
                                                          -----------------             ----------------
EBITDA (Modified)                                                  249,000                      254,000
Third party interest in EBITDA
  of certain parks (3)                                             (45,000)                     (45,000)
                                                          -----------------             ----------------
Adjusted EBITDA (as reported)                                      204,000      TO              209,000
Non-recurring costs primarily
  related to management changes                                     16,000                       16,000
                                                          -----------------             ----------------
Adjusted EBITDA*                                                $  220,000                   $  225,000
                                                                ==========                   ==========

* Adjusted EBITDA outcomes were cited by Jeff Speed in the webcast/update call on December 12, 2006.